- --------------------------------------------------------------------------------

                              SANDY SPRING BANCORP
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND  20832
                                 (301) 774-6400





                                 March 28, 1994





Dear Shareholder:

     We invite you to attend the 1994 Annual Meeting of Shareholders of Sandy Spring Bancorp to be held at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland on Wednesday, April 20, 1994 at 3:00 p.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Also enclosed is the Annual Report showing the results of 1993.

     YOUR VOTE IS IMPORTANT. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

     If you have any questions, please call Marjorie S. Cook, Corporate Secretary, or me at (301) 774-6400.

     Thank you for the cooperation and continuing support you have given this institution.

                                   Sincerely,


                                   [INSERT SIGNATURE HERE]


                                   Willard H. Derrick
                                   Chairman of the Board

- --------------------------------------------------------------------------------

                              SANDY SPRING BANCORP
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND  20832
                                 (301) 774-6400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1994

     NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Shareholders (the "Annual Meeting") of Sandy Spring Bancorp ("Bancorp") will be held on Wednesday, April 20, 1994, at 3:00 p.m. Eastern Time at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland.

     A Proxy and a Proxy Statement for the Annual Meeting and the 1993 Annual Report to Shareholders are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     (1)  The election of three directors of Bancorp for three-year terms; and

     (2) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 25, 1994 as the record date for determination of the shareholders entitled to vote at the Annual Meeting. Only holders of record of Bancorp's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to conduct the election of directors or to approve such other business as may properly come before the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by Bancorp.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it in the enclosed envelope. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.


                                     By Order of the Board of Directors


                                     [INSERT SIGNATURE HERE]


                                     Marjorie S. Cook
                                     CORPORATE SECRETARY
Olney, Maryland
March 28, 1994
- --------------------------------------------------------------------------------
IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR
NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE
AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT IS ENCLOSED
FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THIS ENVELOPE IS MAILED IN THE UNITED STATES.
- --------------------------------------------------------------------------------

                              SANDY SPRING BANCORP
                              17801 GEORGIA AVENUE
                             OLNEY, MARYLAND  20832
                                 (301) 774-6400
                              ____________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 20, 1994
                              ____________________

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sandy Spring Bancorp ("Bancorp"") to be used at the 1994 Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Wednesday, April 20, 1994, at 3:00 p.m. Eastern Time at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed on or about March 28, 1994 to shareholders of record as of the close of business on March 25, 1994.

     If the enclosed form of proxy is properly executed and returned to Bancorp in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR PROPOSAL I TO ELECT THE THREE NOMINEES OF BANCORP'S BOARD OF DIRECTORS AS DIRECTORS FOR THREE-YEAR TERMS. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. Except for procedural matters incident to the conduct of the Annual Meeting, Bancorp does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by each such proxy on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Corporate Secretary of Bancorp, Marjorie S. Cook, a written notice of revocation, by delivering to Bancorp a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies will be borne by Bancorp. In addition to the solicitation of proxies by mail, Bancorp through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. Bancorp also will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $1.00 per share (the "Common Stock"), of Bancorp. Each share entitles its owner to one vote on all matters. The close of business on March 25, 1994 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to vote at the Annual Meeting; there were approximately 1,800 record holders of the Common Stock as of such date.
The number of shares outstanding on March 25, 1994 was 2,119,273. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1993 accompanies this Proxy Statement. BANCORP IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS YEAR ENDED DECEMBER 31, 1993 WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K BY WRITING MARJORIE S. COOK, CORPORATE SECRETARY, AT SANDY SPRING BANCORP, 17801 GEORGIA AVENUE, OLNEY, MARYLAND 20832.

                          STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of March 25, 1994 with respect to the shares of Common Stock beneficially owned by each director and nominee for director of Bancorp, by certain executive officers of Bancorp and by
all directors and executive officers of Bancorp as a group.   This information
is based on information furnished to Bancorp by such persons. To the knowledge of management, no person owns beneficially more than 5% of the outstanding shares of Common Stock.




                              AMOUNT AND                            PERCENT OF
                         NATURE OF BENEFICIAL                       COMMON STOCK
NAME                      OWNERSHIP(1)(2)(3)                        OUTSTANDING
____                     ____________________                       ___________
Andrew N. Adams, Jr.            8,100                                    *
William M. Canby               26,367                                    1.24
John Chirtea                    4,070                                    *
Willard H. Derrick             38,117                                    1.79
Hunter R. Hollar                5,402                                    *
Charles F. Mess                 1,746                                    *
Robert L. Mitchell              2,000                                    *
Robert L. Orndorff, Jr.        16,943                                    *
Louisa W. Riggs                 7,205                                    *
Francis Snowden                15,276                                    *
W. Drew Stabler                 8,606                                    *
Thomas O. Keech                21,124                                    *
A. Hardy Pickett               26,621                                    1.25

All directors and executive
 officers as a group
 (17 persons)                 187,213                                    8.66

__________
*Less than 1% of Bancorp's outstanding Common Stock.

(1) Under the rules of the SEC, an individual is considered to "beneficially own" any share of Common Stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition, of such security. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting or investment power within 60 days of March 25, 1994. Includes 41,650 shares of Common Stock subject to outstanding options which are exercisable within 60 days of March 25, 1994, of which Willard H. Derrick, Hunter R. Hollar, Thomas O. Keech and A. Hardy Pickett hold options to purchase 16,000 shares, 5,000 shares, 10,900 shares and 7,250 shares of Common Stock, respectively. Also includes 4,417 shares, 2,274 shares and 2,907 shares of Common Stock owned by Messrs. Derrick, Keech and Pickett, respectively, and 1,517 shares of Common Stock owned by other executive officers, as participants in Bancorp's Cash and Deferred Profit Sharing Plan and Trust.
(2) Includes shares owned directly by directors and executive officers of Bancorp as well as shares held by their spouses and minor children and trusts of which certain directors are trustees.
(3) Fractional shares resulting from participation in the dividend reinvestment plan have been rounded to the nearest whole share.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Pursuant to Bancorp's Bylaws, the directors are divided into three classes, as nearly equal in number as possible, with the number of directors as specified in the Bylaws. In general, the term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting a total of three directors will be elected for three-year terms. With respect to the election of directors, each shareholder of record on the record date is entitled to one vote for each share of Common Stock held. A plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a director.

Information as to Nominees and Continuing Directors

     The following table sets forth the names of the Board of Directors' three nominees for election as directors. Also set forth is certain other information, some of which has been obtained from Bancorp's records and some of which has been supplied by the nominees and continuing directors with respect to each such person's principal occupation and employment during the past five years, his or her age at December 31, 1993, the periods during which he or she has served as a director and his or her positions currently held with Bancorp. It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the three nominees listed below for terms of three years, unless otherwise directed by the shareholder. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as director. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The Board of Directors recommends a vote "FOR" each of the nominees named below as a director of Bancorp.


                                                           MEMBER      CURRENT
                                   POSITION(S) HELD       OF BOARD     TERM
                           AGE       WITH BANCORP         SINCE(1)     EXPIRES
                           ---     ----------------       --------     --------
DIRECTOR-NOMINEES:
- ------------------

Andrew N. Adams, Jr.        67      Director               1968          1994

Robert L. Mitchell          57      Director               1991          1994

Robert L. Orndorff, Jr.     37      Director               1991          1994

CONTINUING DIRECTORS:
- ---------------------

Charles F. Mess             55      Director               1987          1995

Louisa W. Riggs             69      Director               1987          1995

Francis Snowden             68      Director               1970          1995

W. Drew Stabler             56      Director               1986          1995

William M. Canby            63      Director               1970          1996

John Chirtea                56      Director               1990          1996

Willard H. Derrick          67      Chairman of the Board  1970          1996

Hunter R. Hollar            45      President, Chief       1990          1996
                                    Executive Officer
                                    and Director



__________________
(1) The Boards of Directors of Bancorp and its principal subsidiary, Sandy Spring National Bank (the "Bank"), are composed of the same persons. Includes term of office as a director of the Bank prior to the formation of Bancorp as the holding company for the Bank in January 1988.


     The principal occupation(s) and business experience of each nominee and director of Bancorp for the last five years are set forth below.

DIRECTOR-NOMINEES:

     ANDREW N. ADAMS, JR. retired in 1989 as President of Ten Oaks Nursery and Gardens, Inc.

     ROBERT L. MITCHELL is President and Chief Executive Officer of C-I/Mitchell and Best Company which is engaged in homebuilding and real estate development.

     ROBERT L. ORNDORFF, JR. is President of RLO Contractors, Inc., an excavating contractor. Mr. Orndorff is a nephew of A. Hardy Pickett, a Vice President of Bancorp.

CONTINUING DIRECTORS:

     CHARLES F. MESS, M.D. is in the practice of General Orthopedics.

     LOUISA W. RIGGS has been President of Riggs Distributing Company since 1989. Prior to that, she was President of Damascus Fuel Company. Both companies are distributors of retail fuel oil.

     FRANCIS SNOWDEN retired in 1990 as Vice President of Bancorp and Senior Vice President and Cashier of the Bank.

     W. DREW STABLER is a partner in Pleasant Valley Farm, a crop and livestock operation.

     WILLIAM M. CANBY is an attorney associated with the law firm of Miller, Miller and Canby, Chtd. Prior to 1992, Mr. Canby was an attorney and partner in the same law firm.

     JOHN CHIRTEA is retired from LCOR, a national real estate development company. In prior years, Mr. Chirtea was a partner in the Linpro Co., the predecessor company of LCOR.

     WILLARD H. DERRICK is currently Chairman of the Board of Bancorp and the Bank. From 1991 through 1993, Mr. Derrick was Chairman of the Board and Chief Executive Officer of Bancorp and the Bank. Mr. Derrick served as President and Chief Executive Officer of Bancorp and the Bank from 1987-1991 and prior to that was President and Chief Executive Officer of the Bank (1972-1987). Mr. Derrick joined the Bank in 1952.

     HUNTER R. HOLLAR became President and Chief Executive Officer of Bancorp
and the Bank on January 1, 1994.   From 1990 through 1993, Mr. Hollar served as
President of Bancorp and President and Chief Operating Officer of the Bank. Prior to that, he served as Senior Vice President and Senior Credit Officer of Dominion Bank of Richmond, N.A. (1989-1990) and Senior Vice President and Regional Executive Officer of Dominion Bank of Shenandoah Valley, N.A. (1984-
1988).

CORPORATE GOVERNANCE AND OTHER MATTERS

     During fiscal 1993, each of the Company's and the Bank's Boards of Directors held 12 regular meetings and one special meeting.

     The average attendance was 97% for meetings of Bancorp's and the Bank's Boards of Directors. All incumbent directors attended 75% or more of the aggregate of (a) the total number of meetings of the Boards of Directors and (b) the total number of meetings held by all committees on which they served.

     Bank directors who are not employed by the Bank receive an annual retainer of $2,000 and fees of $350 for attendance at each meeting of the Board of Directors, $350 for each Executive Committee meeting, and $250 for other committee meetings ($150 if held immediately before or after a meeting of the Board of Directors or another committee). Bancorp directors who are not employed by Bancorp do not receive any additional compensation except for fees of $350 for attendance at each meeting of the Board of Directors not held in conjunction with a meeting of the Bank's Board of Directors and except for fees of $250 or $150, paid on the same basis as for Bank committee meetings (i.e., $250 or $150), for each meeting of the Nominating Committee.

     Bancorp's Board of Directors has standing Audit and Nominating Committees. The Bank has a standing Compensation Committee. The functions, composition and frequency of meeting for these committees in fiscal 1993 were as follows:

     AUDIT COMMITTEE - The Audit Committee is composed of Mrs. Louisa W. Riggs, Chairman, and Messrs. John Chirtea, Charles F. Mess, Robert L. Mitchell and
Robert L. Orndorff, Jr.   The Audit Committee, whose members are neither
officers nor employees of Bancorp or the Bank, provides general oversight of the internal audit function, reviews the findings of external audits and examinations, evaluates the adequacy of the Bank's insurance coverage, reviews the activities of the Bank's Compliance Council, reviews the annual report to stockholders and Form 10-K on behalf of the Board and monitors internal controls for financial reporting. During fiscal 1993, four meetings were held.

     NOMINATING COMMITTEE - The Nominating Committee is composed of Messrs. William M. Canby, Chairman, Andrew N. Adams, Jr., Willard H. Derrick, W. Drew Stabler and Charles F. Mess. The Nominating Committee makes recommendations to the Board of Directors with respect to nominees for election as directors.
While the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations by Bancorp's shareholders for nominees nor has it established any procedures for this purpose other than as set forth in the Bylaws. See "Shareholder Proposals." During fiscal 1993, no meetings were held.

     COMPENSATION COMMITTEE - The Compensation Committee is composed of Messrs.
W. Drew Stabler, Chairman, William M. Canby, John Chirtea, Charles F. Mess and Robert L. Orndorff, Jr. The Compensation Committee recommends salaries and other compensation for executive officers, conducts an annual review of the salary budget, considers other compensation plans and makes recommendations to the Board, deals with matters of personnel policy and, with the Stock Option Committee, administers the 1992 and 1982 Stock Option Plans. During fiscal 1993, three meetings were held.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Chief Executive Officer, and (ii) the four highest paid executive officers of Bancorp whose salary and bonus earned in 1993 exceeded $100,000 for services rendered in all capacities to the Bancorp and its subsidiaries. No other executive officer earned in excess of $100,000 in salary and bonus in 1993.



                                                                                    Long Term Compensation
                                                       Annual Compensation          ----------------------
Name and Principal                                    ----------------------             Stock Option              All Other
Position in 1993 (1)                     Year           Salary        Bonus             Grants (Shares)       Compensation(2)(3)
- --------------------                     ----          -------       -------           -----------------      ------------------
Willard H. Derrick                       1993          $180,845      $30,000                    --                $11,540
  Chairman and Chief Executive           1992           173,000       25,000                    --                 12,810
  Officer of Bancorp and the Bank        1991           165,000       10,000                  2,000

                                           (TABLE CONTINUED ON SUCCEEDING PAGE)

(TABLE CONTINUED FROM PRECEDING PAGE)



                                                                                    Long Term Compensation
                                                        Annual Compensation         ----------------------
Name and Principal                                      -------------------               Stock Option             All Other
Position in 1993 (1)                     Year           Salary        Bonus              Grants (Shares)      Compensation(2)(3)
- --------------------                     ----           -------       ------             ---------------      ------------------
Hunter R. Hollar                         1993           149,600       20,000                  1,500                 9,714
  President of Bancorp and President     1992           140,000       20,000                  1,500                10,500
  and Chief Operating Officer of         1991           130,000       10,000                  2,000
  the Bank, Director of Bancorp
  and the Bank

Thomas O. Keech                          1993           112,390       15,000                    900                 7,049
  Vice President and Treasurer of        1992           106,000       14,000                    900                 7,980
  Bancorp and Executive Vice             1991           100,000        8,000                  1,200
  President and Chief Financial
  Officer of the Bank

A. Hardy Pickett (4)                     1993            97,263       10,000                   --                   5,958
  Vice President of Bancorp and          1992            92,500       10,000                    750                 6,965
  Senior Vice President of the           1991            88,000        7,000                  1,000
  Bank


_______________________
(1) Effective January 1, 1994, Mr. Derrick is Chairman of the Board of Bancorp and the Bank and Hunter R. Hollar became President and Chief Executive Officer of Bancorp and the Bank.
(2) As permitted, information will be phased in over a three-year period. No information is shown with respect to fiscal years ending prior to December 15, 1992.
(3) Amounts shown in this column pertain to deferred compensation under the Company's Cash and Deferred Profit Sharing Plan and Trust. See "Benefits -- Deferred Profit Sharing Plan."
(4)       Mr. Pickett will retire on April 1, 1994.


          Certain executive officers of Bancorp and the Bank receive indirect compensation in the form of personal benefits. The amount of such indirect compensation received in fiscal 1993 by each named executive officer did not exceed 10% of the cash compensation paid to or accrued for each such executive officer.

          STOCK OPTION PLANS. Bancorp maintains two stock option plans, the purposes of which are to attract, retain and motivate key officers of Bancorp and the Bank by providing key officers with a stake in the success of Bancorp as measured by the value of its shares.

           The 1992 Stock Option Plan (the "1992 Option Plan"), which was approved by the shareholders at the 1992 Annual Meeting of Shareholders, authorizes the issuance of up to 135,000 shares of Common Stock, subject to certain adjustments for changes in Bancorp's capital structure. The 1992 Option Plan has a term of 10 years from its effective date (January 1, 1992) after which date no stock options may be granted. As of March 25, 1994, options for 7,050 shares were outstanding under the 1992 Option Plan. The 1982 Stock Option Plan (the "1982 Option Plan") has been terminated, except with respect to
options which were outstanding on the 1982 Option Plan's termination date.   As
of March 25, 1994, options for 34,600 shares were outstanding under the 1982 Option Plan. The 1992 Option Plan and the 1982 Option Plan are referred to collectively as the "Option Plans."

          The Option Plans provide for the grant of "incentive options" as defined in Section 422 of the Code. The 1992 Option Plan also provides for the grant of "non-incentive options" to officers and other employees on terms and conditions consistent with the 1992 Option Plan as the Stock Option Committee, which administers the Option Plans, may determine. The Stock Option Committee is comprised of all disinterested (outside) directors (i.e., all directors other than Messrs. Derrick and Hollar).

          Options have been granted under the Option Plans and may continue to be granted under the 1992 Option Plan only to key employees of Bancorp and its subsidiaries. Under the Option Plans, the maximum option term is 10 years from the date of grant. Options which have been granted under the Option Plans are immediately exercisable upon grant. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options must be paid for in full in cash or shares of Common Stock, or a combination of both, as determined by the Stock Option Committee. The Stock Option Committee has the discretion when making a grant of stock options under the 1992 Option Plan to impose restrictions on the shares to be purchased in exercise of such options.

          The Committee also has the authority to cancel stock options outstanding under the 1992 Option Plan with the consent of the optionee and to grant new options at a lower exercise price in the event that the fair market value of the Common Stock at any time prior to the exercise of the outstanding stock options falls below the exercise price of such option. Consistent with Company policy, however, the Committee does not intend to use this authority to cancel and reissue stock options at a lower exercise price, whether or not any decline in the market price of Bancorp's shares is the result of general economic conditions.


                        OPTION GRANTS IN FISCAL YEAR 1993

          The following table contains information concerning the grant of stock options under the Option Plans to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above. The Option Plans do not provide for the grant of stock appreciation rights.



                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                              Price Appreciation
                                         Individual Grants                                     for Option Term
                               ---------------------------------------------------------    ----------------------
                                              % of Total
                                               Options       Exercise
                               Options        Granted to      or Base
                               Granted        Employees        Price
                               (Number        in Fiscal       ($ per        Expiration
Name                          of Shares)        Year           Share)          Date           5%          10%
- ----                          ----------      ----------     --------       ----------      -----       ------
Willard H. Derrick               --             -- %         $ --               --         $  --        $  --
Hunter R. Hollar               1,500           47.6           46.00         12/15/2003      43,395       109,965
Thomas O. Keech                  900           28.6           46.00         12/15/2003      26,037        65,979
A. Hardy Pickett                 --             --    --         --            --              --



                         AGGREGATED OPTION EXERCISES IN
                   FISCAL YEAR 1993 AND YEAR END OPTION VALUES


          The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other named executive officers during the last fiscal year, as well as the value of such options held by such persons at the end of the fiscal year.




                                                                                 Number of               Value of
                                                                                Unexercised             Unexercised
                                                                                  Options               In-the-Money
                                                                                     at                   Options
                                                                               Fiscal Year End           at Fiscal
                                                                               ---------------           Year End
                                Shares Acquired                                 Immediately           ---------------
                                  on Exercise              Value                Exercisable             Immediately
    Name                       (Number of Shares)       Realized (1)         (Number of Shares)         Exercisable
- ------------                   ------------------       ------------         ------------------       ---------------
Willard H. Derrick                    --                   $  --                   16,000                $396,960
Hunter R. Hollar                      --                      --                    5,000                  40,000
Thomas O. Keech                       --                      --                   10,900                 233,478
A. Hardy Pickett                    2,000                   64,000                  7,250                 150,510

_______________________

(1) Difference between fair market value of underlying securities at exercise or fiscal year-end and the exercise or base price.


                               PENSION PLAN TABLE

     The table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years-of-service categories if such retirement had occurred on December 31, 1993. The benefits listed are provided on a 10 year certain-and-life basis and are not subject to deduction for Social Security or other offset amounts.



                                                        Years of Credited Service at Retirement
Highest 5-Year                       ---------------------------------------------------------------------------------------
Average Earnings                        15           20         25           30         35       40 and above
- ----------------                      ------      -------    -------      -------     -------    ------------
  $25,000                            $ 5,625      $ 7,500    $ 9,375     $11,250    $ 13,125     $ 15,000
   75,000                             16,875       22,500     28,125      33,750      39,275       45,000
  125,000                             28,125       37,500     46,875      56,250      65,625       75,000
  150,000                             33,750       45,000     56,250      67,500      78,750       90,000
  175,000                             39,375       52,500     65,625      78,750      91,875      105,000
  200,000                             45,000       60,000     75,000      90,000     105,000      120,000
  220,000                             49,500       66,000     82,500      99,000     115,000      132,000
  250,000                             56,250       75,000     93,750     112,500     131,250      150,000
  300,000                             67,500       90,000    112,500     135,000     157,500      180,000



         Earnings covered by the Pension Plan are total wages, including elective pre-tax contributions under Section 401(k) of the Code, overtime pay, bonuses, and other cash compensation which for the named executives correspond, in general, to the total of the amounts in the "Salary" and "Bonus" columns in the Summary Compensation Table. Benefits are computed on a monthly basis at the rate of 1.5% of highest five-year average monthly earnings multiplied by years of service up to 40 years for eligible persons retiring at age 65. Early retirement is also permitted by the Pension Plan at age 55 after at least 10 years of service. As of February 18, 1994, Bancorp's executive officers had accumulated the following years of credited service toward retirement: Mr. Derrick - 41 years; Mr. Hollar - 3 years; Mr. Keech - 13 years; and Mr. Pickett
- - 30 years.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In December 1990, the Board of Directors of the Bank, upon the recommendation of the Compensation Committee, approved the adoption of a Supplemental Executive Retirement Plan ("SERP") for certain selected executives of the Bank. In February 1992, Bancorp agreed to become a party to the SERP. The SERP is designed to provide certain post-retirement benefits to enable a targeted level of retirement income to be met and to provide certain pre-retirement death benefits should the covered executive die prior to retirement age.

         BENEFITS. The SERP provides two forms of benefits to participating executives. An annual pre-retirement death benefit equal to a specified percentage of the participating executive's date of death annual salary is provided. The annual pre-retirement death benefit is payable for a 10-year period commencing in the year of the executive's death. An annual post-retirement deferred compensation benefit is also provided. The amount of the post-retirement benefit is calculated to replace a specified percentage of the participating executive's final average income. The post-retirement benefit is payable over a 10-year period commencing at the executive's age 65 (or later retirement date).

         REQUIREMENT FOR BENEFITS. The SERP requires that an individual contractual agreement be entered into between each participating executive and the Bank. The amount of benefits payable to the participating executive (or his beneficiary upon his death) will depend on a number of factors. The executive's post-retirement deferred compensation benefits vest over a 15-year period, with such vesting period commencing from the executive's initial date of employment with Bancorp or the Bank. Payment of the executive's post-retirement deferred compensation benefit commences at age 65 or the executive's later retirement date. With approval of the Board of Directors of the Bank, the participating executive may retire early (on or after age 55) and receive (at age 65) payment of the vested portion of his post-retirement deferred compensation benefit.
With no approval of the Board of Directors, the executive may retire early and receive (at age 65) payment of his vested accrued benefit (which is the portion of such participant's future deferred compensation benefit which has been currently accrued and expensed for financial accounting purposes).

         TERMINATION OF EMPLOYMENT. Upon a voluntary termination of employment (prior to early retirement), the participating executive will receive an amount equal to his vested accrued benefit, payable as a monthly annuity over a 10-year period commencing at age 65. Upon a "just cause" termination of employment by Bancorp or the Bank, the executive will lose all rights to benefits under the SERP. Upon a termination of employment without just cause, the executive will automatically become 100% vested in the full post-retirement deferred compensation benefit, and will begin to receive such benefit (payable over a 10-year period) at age 65. A just cause termination of a participating executive is a termination for reasons of theft, fraud, embezzlement, willful misconduct (causing significant property damage or personal injury), or willful malfeasance or gross negligence on the part of the executive.

         CHANGE-IN-CONTROL. Upon a change-in-control of Bancorp, if the participating executive is terminated without just cause or terminates voluntarily for good cause within three years after the change-in-control, then the executive becomes 100% vested in his post-retirement deferred compensation benefit. If the change-in-control has not been approved by the Board of Directors, a lump-sum payment will be made within 30 days after termination of employment; otherwise, payments begin when the participating executive reaches normal retirement age. A "Change-in-Control" of Bancorp is defined as (a) the acquisition of 20% or more of Bancorp's stock, (other than through a Bank-sponsored tax-qualified retirement plan), (b) a change in a majority of directors as a result of a merger or, (c) a sale of substantially all of the assets of Bancorp.

         AMENDMENT OR TERMINATION. The Bank may amend or terminate the SERP at any time. However, the participating executive's vested accrued benefit at the date of termination of the SERP cannot be revoked or caused to be forfeited.

         LOSS OF BENEFITS. If the participating executive competes, directly or indirectly, with Bancorp or the Bank while covered under the SERP, all rights the executive (or his beneficiary) may have in benefits under the SERP shall terminate.

         PARTICIPANTS.  The following executive officers participate in the
SERP: Willard H. Derrick, Hunter R. Hollar, Thomas O. Keech and A. Hardy Pickett. The annual pre-retirement death benefits payable to such executives' named beneficiaries equals the following percentages of such executive's date of death annual salary: Year 1 (100%), Years 2 through 5 (75%), and Years 6 through 10 (50%). These percentages are slightly lower under Mr. Derrick's Agreement. The annual post-retirement deferred compensation benefit is designed, in conjunction with the Bank's pension plan and Social Security retirement benefits, to replace between 65% and 70% of such participating executive's projected final average income at retirement date. Using a 70% income replacement target for Mr. Derrick and Mr. Hollar, and a 65% target for Mr. Keech and Mr. Pickett, the following amounts are projected to be paid annually over a 10-year period at age 65: Mr. Derrick ($15,749), Mr. Hollar ($109,420), and Mr. Keech ($31,022). Because Mr. Pickett's projected retirement income from the Bank's pension plan and Social Security equals or exceeds the 65% target level, Mr. Pickett's SERP would not contain a post-retirement benefit after its initial term expired on December 31, 1993 (however, his SERP would contain a pre-retirement death benefit).

         EMPLOYMENT AGREEMENT. In December 1990, Bancorp and the Bank (collectively, the "Company") entered into an Employment Agreement ("Agreement") with Hunter R. Hollar (the "Executive"). The Agreement, after its initial three-year and one month term which expired on December 31, 1993, provides for automatic one-year extensions of such term on each January 1; provided neither party has given written notice to the other party at least 90 days prior to the renewal date of its intention not to renew the Agreement. Such automatic renewal has occurred for the year ending December 31, 1994. The Boards of Directors of Bancorp and the Bank believe that the Agreement assures fair treatment of the Executive in relation to his career with the Company by assuring him of some financial security. The Agreement also protects the shareholders by encouraging the Executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the Executive's objectivity in considering any proposals to acquire the Company.

         SALARY AND BONUS. The Agreement provides for the payment of cash and other benefits to the Executive. During its term, the Executive will receive a fixed salary (currently $149,600 per year), reviewed annually and subject to increase at the Board of Directors' discretion. The Agreement also provides that, at the discretion of the Board of Directors, additional or special compensation based on the Executive's performance may be paid as deemed appropriate.

         EXPENSE REIMBURSEMENT. In addition to the above items, the Agreement provides for the reimbursement of reasonable business expenses, the use of an automobile (with reimbursement for expenses), and membership dues at a country club located in the Olney, Maryland area.

         TERMINATION. The Agreement also provides for special separation payment benefits in the event of termination of the Executive's employment under certain circumstances. In the event that the Executive is permanently disabled, the Executive's fixed annual salary shall continue during the then remaining term of the Agreement, reduced by any payments received by the Executive under a Company sponsored long-term disability plan. If the Executive's employment with the Company is terminated (a) by reason of voluntary termination prior to age 65 retirement age, (b) by reason of retirement on or after age 65 retirement age,
(c) by reason of the Executive's death, or (d) for cause, then all obligations of the Company under the Agreement automatically terminate. Termination for "cause" shall be deemed to exist if (a) the Executive willfully and wrongfully refuses to perform services specified under the Agreement, (b) the Executive materially breaches certain restrictive covenants and nondisclosure requirements under the Agreement, (c) the Executive engages in acts of dishonesty or fraud in connection with his services under the Agreement, or (d) the Executive engages in other serious misconduct of a nature that the continued employment of the Executive may reasonably be expected to adversely affect the business or properties of the Company.

         If termination of employment occurs for any reason other than those indicated in the previous paragraph, the Executive shall be entitled to severance pay equal to the Executive's then fixed salary for a six-month period.

         CHANGE-IN-CONTROL. In the event of a Change-in-Control of the Company, the Executive may be entitled to payment of certain benefits. If within two years after a change-in-control, the Company shall terminate the Executive's employment without good cause, or the Executive shall voluntarily terminate employment for good reason, then the Company shall make a lump-sum cash payment to the Executive equal to 2.99 times the Executive's then 12-month's annual salary at the greater of the Executive's salary rate in effect on the date of the Change-in-Control or the Executive's salary rate in effect on the date his employment terminated. The Executive shall also be entitled to continue participation for a three-year period in certain Company-sponsored health and welfare plans. In no event, however, shall such payments and benefits exceed the amount allowable as a deduction under Section 280G of the Code. Finally, the Executive shall not be required to mitigate such payments under the Agreement and future employment compensation after termination shall not be used to reduce such payments. The Agreement also contains provisions for the payment of legal expenses which are related to the enforcement of the Agreement incurred by the Executive as a result of any termination of employment after a change-in-control.

         DEFINITION OF CHANGE-IN-CONTROL. The Agreement defines a "Change-in-Control" as (a) the acquisition by any entity, person, or group (other than the acquisition by a Company-sponsored tax-qualified retirement plan) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of the Company,
(b) the commencement by any entity, person, or group (other than the Company, its subsidiaries or tax-qualified plans) of a tender offer or an exchange offer for more than 20% of outstanding voting stock of the Company, (c) a merger or consolidation of the Company in which Company shareholders after the merger or consolidation own less than 80% of the voting stock of the surviving or resulting corporation, (d) a transfer of substantially all of the property of the Company other than to an entity to which the Company owns at least 80% of the voting stock, or (e) the election of the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors of the Company, of the lesser of three directors or directors constituting a majority of the number of directors of the Company then in office.

         DEFINITION OF GOOD REASON AND GOOD CAUSE. The term "Good Reason" is generally defined by the Agreement to mean any unfavorable change in the Executive's position, duties, compensation or benefits. The term "Good Cause" is generally defined by the Agreement to mean the Executive's conviction of certain criminal violations, his willful engagement in certain misconduct and his willful, wrongful and substantial nonperformance of certain assigned duties.

         BENEFITS. As of December 31, 1993, if a Change-in-Control had occurred and the Executive had terminated employment with Good Reason or had been terminated from employment without Good Cause, then $447,304 would have been payable to the Executive under the Change-in-Control provisions of the Agreement, subject to the limitations of Section 280G of the Code. Bancorp does not believe that payment of these amounts would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

         EXECUTIVE SEVERANCE AGREEMENTS. In December 1990, pursuant to the recommendation of the Compensation Committee, the Board of Directors of the Bank voted to adopt Severance Agreements for three executive officers (collectively, the "Executives") of Bancorp and the Bank (collectively, the "Company"). In February 1992, Bancorp agreed to become a party to the Severance Agreements. Each Severance Agreement becomes operative only upon a "Change-in-Control" that occurs while the Executives are employed by the Company.

         BENEFITS. In the event of a Change-in-Control of the Company, the Executives may be entitled to payment of certain benefits. If within two years after a Change-in-Control, the Company shall terminate any of the Executives' employment without good cause, or the Executives shall voluntarily terminate employment for good reason, then the Company shall make a lump sum cash payment to each of the Executives equal to 2.99 times the Executive's then 12-month's annual salary. In no event, however, shall such payments and benefits exceed the amount allowable as a deduction under Section 280G of the Code. The Executives shall also be entitled to continue participation for a three-year period in certain Company-sponsored health and welfare plans. Finally, the Executives shall not be required to mitigate such payments under the Severance Agreements and future employment compensation after termination shall not be used to reduce such payments. The Severance Agreements also contain provisions for the payment of legal expenses which are related to the enforcement of the Severance Agreements incurred by the Executives as a result of any termination of employment after a Change-in-Control.

         DEFINITION OF CHANGE-IN-CONTROL. The Severance Agreements define a "Change-in-Control" as (a) the acquisition by any entity, person, or group (other than the acquisition by a Company-sponsored tax-qualified retirement plan) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of the Company, (b) the commencement by any entity, person, or group (other than the Company, any of its subsidiaries or tax qualified plans) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Company, (c) a merger or consolidation of the Company in which the Company's shareholders after the merger or consolidation own less than 80% of the voting stock of the surviving or resulting corporation, (d) a transfer of substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the voting stock, or (e) the election to the Board of Directors of the Company, without the recommendation or approval of a majority of the incumbent Board of Directors of the Company, of the lesser of three directors or directors constituting a majority of the number of directors of the Company then in office.

         DEFINITION OF GOOD REASON AND GOOD CAUSE. The term "Good Reason" is generally defined by the Severance Agreements to mean any unfavorable change in any of the Executives' position, duties, compensation or benefits. The term "Good Cause" is generally defined by the Severance Agreements to mean any of the Executives' conviction of certain criminal violations, his willful engagement in certain misconduct and his willful, wrongful and substantial nonperformance of certain assigned duties.

         PARTICIPATION. As of December 31, 1993, the Board of Directors had voted to provide Severance Agreements for following Executives: Willard H. Derrick, Thomas O. Keech and A. Hardy Pickett. In addition, Hunter R. Hollar's Employment Agreement contains severance provisions similar to those provided the Executives. As of December 31, 1993, if a Change-in-Control had occurred and the Executives had terminated employment with Good Reason or had been terminated from employment without Good Cause, then the following severance payments would have been payable to the Executives (subject, however, to the limitations of Section 280G of the Code): Willard H. Derrick ($540,727); Thomas O. Keech ($336,046); A. Hardy Pickett ($290,816). Bancorp does not believe that payment of these amounts would have a material adverse affect on the financial or operating condition of Bancorp or the Bank.

                      REPORT OF THE COMPENSATION COMMITTEE

         As members of the Compensation Committee, it is our duty to review compensation policies applicable to executive officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels and stock option grants for executive officers for consideration by the Boards of Directors of Bancorp and the Bank or their committees, as appropriate; and to administer various incentive plans of Bancorp and the Bank.

         Under the compensation policy of Bancorp, which is endorsed by the Compensation Committee, compensation is paid based both on the executive officer's performance and the performance of the entire company. In assessing the performance of Bancorp and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of Bancorp and the Bank during the past year relative to their profit plans, changes in the value of Bancorp's stock, reports of federal regulatory examinations of Bancorp and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the executive's contributions to the performance of Bancorp and the accomplishment of Bancorp's strategic goals, such as the completion of Bancorp's offering of Common Stock in 1992, and the completion of Bancorp's acquisition of First Montgomery Bank of Maryland and the opening of the Air Park branch office in 1993. In assessing performance, the members of the Committee do not make use of a mechanical formula, but instead weigh the described factors as they deem appropriate in the circumstances.

         The 1993 salary levels of Bancorp's executive officers were established in 1992 consistent with this compensation policy. In November 1992, the Board of Directors, at the recommendation of the Compensation Committee, moved the normal effective date for salary adjustments of all officers from January 1 to April 1, effective in 1993, for administrative reasons, and granted all officers a payment of 1.5% of their annual salaries in order to offset this three month delay. In its 1992 review of base compensation and bonuses to be paid in 1993, the Committee determined that the performance of Mr. Derrick and Mr. Hollar was excellent, based upon the 1992 financial performance of Bancorp, including the growth in assets, income, and capitalization during 1992; the financial performance trends for 1992 and the preceding four years, which include growth in assets, net income, and stockholders equity in each year; the results of confidential regulatory examinations; the completion in 1992 of a stock offering which yielded net proceeds of approximately $7.95 million; Bancorp's planned levels of financial performance for 1993; the continued involvement of these officers in community affairs in the communities served by Bancorp; and a general level of satisfaction with the management of Bancorp and its subsidiaries. Based upon the results of this review, the salary of Mr. Willard
H. Derrick, who served as the Chairman of the Boards and Chief Executive Officer of Bancorp and the Bank during 1992 and 1993, was established at $180,000 per year, which represented an increase of approximately 4.1% over his 1992 base salary. This base salary level was effective beginning April 1, 1993 through December 31, 1993. The level of Mr. Hollar's annual salary is subject to the terms of an Agreement with Bancorp and the Bank entered in 1990. This Agreement was renewed effective January 1, 1994 for an additional one-year term, and is renewable for successive one-year terms thereafter. Under this Agreement, Mr. Hollar's annual salary is reviewed annually and subject to increase at the discretion of the Board of Directors. Mr. Hollar's salary was increased by 7.1 % effective April 1, 1993, to $150,000. Mr. Hollar became Chief Executive Officer of Bancorp and the Bank effective January 1, 1994. Mr. Derrick continues to be Chairman of the Boards of Bancorp and the Bank.

         Bonuses for 1993 were awarded in December 1993 based on the executive officer's performance and the performance of Bancorp and the Bank for the year 1993 consistent with Bancorp policy described above. Bonuses of $30,000, $20,000, $15,000, and $10,000 were awarded to Mr. Derrick, Mr. Hollar, Mr. Keech, and Mr. Pickett, respectively, in 1993.

         Executive officers of Bancorp and the Bank have been granted incentive stock options under Bancorp's Stock Option Plans. The purposes of the Stock Option Plans are to attract, retain and motivate key officers of Bancorp and the Bank by providing key officers with a stake in the success of Bancorp as measured by the value of its shares. Options are granted at exercise prices equal to the fair market value of the shares on the dates of grant. The Stock Option Committee of the disinterested directors of Bancorp has general responsibility for granting stock options to key employees and administering the plans. The Compensation Committee recommends to the Stock Option Committee the recipients and the amounts and other terms of options to be granted. During

1993, incentive stock options for 3,150 shares were granted at an exercise price of $46 per share. At the request of Mr. Derrick, the Compensation Committee did not consider granting additional options to him.

         The Compensation Committee recommends to the Board of Directors the amount to be contributed each year to the Bank's Deferred Profit Sharing Plan. Under this Plan, each participant receives an allocation based upon the participant's compensation for the year as a percentage of the total compensation of all eligible participants. Each executive officer of Bancorp participates in the Plan. In general, the Compensation Committee determines the amount of the aggregate contribution to the Deferred Profit Sharing Plan based upon the annual profits of the Bank, its regulatory capital levels, and other performance factors. For 1993, the Compensation Committee recommended and the Board of Directors of the Bank approved, an aggregate contribution of $333,000, or approximately 5.5% of annual compensation of eligible participants.

          No member of the Compensation Committee is a former or current officer or employee of Bancorp or the Bank.

February 24, 1994
                                            COMPENSATION COMMITTEE
                                            W. Drew Stabler, Chairman
                                            William M. Canby
                                            John Chirtea
                                            Charles F. Mess
                                            Robert L. Orndorff, Jr.


                          STOCK PERFORMANCE COMPARISONS

         The graph and table on the following page show the cumulative total return on the Common Stock over the last five years, compared with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the NASDAQ Bank Stock Index of banks and bank holding companies over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1988 assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1988 in the Common Stock and the securities included in the indexes.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                   December 31, 1988 through December 31, 1993




                                   [Graph]






                                         CUMULATIVE TOTAL SHAREHOLDER RETURN
                                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                                    December 31, 1988 through December 31, 1993



                                                  1988      1989      1990      1991      1992      1993
                                                  ----      ----      ----      ----      ----      ----
Bancorp                                          $100.0   $115.5     $131.6   $143.9    $175.1    $217.0
NASDAQ Stock Market Index (U.S. Companies)        100.0    121.2      103.0    165.2     192.1     219.2
NASDAQ Bank Stock Index                           100.0    111.2       81.4    133.6     194.2     221.3


                 TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT

          Bancorp and the Bank have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other persons; and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features.

          Director William M. Canby is an attorney associated with the law firm of Miller, Miller and Canby, Chtd., which Bancorp and the Bank have retained during 1993 and expect to retain during the current fiscal year as corporate counsel. The law firm provides legal services on matters such as routine litigation, personnel policies and practices, customer account forms and issues and Bank properties.


                              SHAREHOLDER PROPOSALS

          From time to time, individual shareholders may wish to submit proposals which they believe should be voted upon by the shareholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in Bancorp's annual proxy materials. Shareholder proposals intended to be presented at the 1995 Annual Meeting of Shareholders must be received by Bancorp at its executive offices not later than November 28, 1994 in order to be eligible for inclusion in Bancorp's proxy materials for that Annual Meeting.

          In addition, Bancorp's Bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by Bancorp not less than 30 nor more than 90 days prior to the date of the meeting; provided, however, that if less than 45 days notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the 15th day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the Bylaws concerning the shareholder and the business proposed to be brought before the meeting.

          Shareholders may also nominate candidates for directors, provided that such nominations are made in writing and received by Bancorp at its executive offices not later than December 28, 1994. The nomination should be sent to the attention of Bancorp's Corporate Secretary and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years. The nomination must also include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by Bancorp as part of its disclosure in regard to the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the Annual Meeting by a shareholder present in person. The nominee must also be present in person at the Annual Meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

        COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Bancorp's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by applicable regulations to furnish Bancorp with copies of all Forms 3, 4 and 5 they file.

          Based solely on Bancorp's review of the copies of such forms it has received and written representations from certain reporting persons, Bancorp believes that all its executive officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1993, except that a profit sharing plan trust of which Mr. Orndorff is a trustee and participant inadvertently failed to file an Initial Statement of Beneficial Ownership of Securities on Form 3 on a timely basis, though the trust promptly filed a Form 3 when the requirement for doing so was brought to his attention.

                              INDEPENDENT AUDITORS

          The Board of Directors anticipates the selection of Stegman & Company, certified public accountants, to audit the books and accounts of Bancorp for the fiscal year ending December 31, 1994. Stegman & Company has served as independent auditors for Bancorp and its subsidiary and predecessor, Sandy Spring National Bank of Maryland, without interruption for many years. Stegman & Company has advised Bancorp that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with Bancorp and its subsidiary other than as independent public auditors. A representative of Stegman & Company will be present at the Annual Meeting, will have the opportunity to make a statement, and will also be available to respond to appropriate questions.

                         ACTION WITH RESPECT TO REPORTS

          Action taken at the Annual Meeting to approve the minutes of the 1993 Annual Meeting of Shareholders does not constitute approval or disapproval of any of the matters referred to in such minutes.


                                            By order of the Board of Directors

                                            [INSERT SIGNATURE HERE]

                                            Marjorie S. Cook
                                            Corporate Secretary

Dated: March 28, 1994

                                 REVOCABLE PROXY
                              SANDY SPRING BANCORP
         --------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 1994
         --------------------------------------------------------------
     The undersigned hereby constitutes and appoints Louisa W. Riggs and Francis Snowden and each of them, the proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders (the "Annual Meeting") of Sandy Spring Bancorp ("Bancorp") to be held at the Manor Country Club, 14901 Carrolton Road, Rockville, Maryland on Wednesday, April 20, 1994 at 3:00 p.m. Eastern Time, or at any adjournment thereof, and to vote all the shares of stock of Bancorp which the undersigned may be entitled to vote, upon the following matters:

                                                        FOR          WITHHOLD
I.   The election as directors of all nominees          / /            / /
     listed below (except as marked to the
     contrary below).

          Andrew N. Adams, Jr.
          Robert L. Mitchell
          Robert L. Orndorff, Jr.

          INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THE NOMINEE'S NAME ON THE LINE BELOW.

          --------------------------------------------------------------------

II. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AS SHOWN IN ITEM I.
______________________________________________________________________________
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN. IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
_______________________________________________________________________________

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.


                           ____________________________________________________
                           Signature                                    Date

                           ____________________________________________________
                           Signature                                    Date

                           ____________________________________________________
                           Signature                                    Date


Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title. If the signer is a corporation, please sign the full name by duly appointed officer. If shares are held jointly, each holder should sign.
_______________________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
_______________________________________________________________________________